U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   May 15, 2008

LIFEQUEST WORLD CORPORATION

(Exact Name of Small Business Issuer as Specified in its Charter)

MINNESOTA

(State or other Jurisdiction as Specified in Charter)

333-61801	88-0407679

(Commission file number)	(I.R.S. Employer Identification No.)

1181 Grier Drive, Suite C Las Vegas, Nevada 89119-3746

(Address of Principal Executive Offices)

702.914.9688

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE REPORTED ON THIS FORM 8K:

Section 5 – Corporate Governance And Management

Item 5.02

Appointment of Principal Officers

Section 8 – Other Events

Item 8.01

Other Events

Results of Annual Meeting of the Stockholders

The annual meeting of shareholders was held on May 15, 2008, at 10:00 a.m. local time, at the Company’s corporate offices. As of the record date, there were 40,478,830 shares issued and outstanding.  A total of 32,895,282 shares, or 81% of the issued and outstanding shares, were voted at the meeting, representing a quorum. The shareholders voted on the following proposals:

1.

To elect members of the Board of Directors. The Shareholders votes cast were in favor of electing Anthony C. Jurak as a Directors of the Company to hold office until the next Annual General Meeting or until their successors are elected or appointed, subject to the provisions of the Company’s Bylaws and the Minnesota Statues.

Name	FOR	AGAINST/WITHHELD	ABSTAINED
Anthony C. Jurak	32,558,512	3,103	333,667
Roger Theriault	25,402	32,536,213	333,667

Roger Theriault was not aaproved for an additional term to the Board.

2.

Approved Carver, Moquist & O’Connor as the Company’s independent auditors for the coming year.   The Shareholders votes cast were: For 32,560,928, Against/Withheld 604, and 333,750 Abstained, in favor of Carver, Moquist & O’Connor. to be appointed as Company’s auditors until the next Annual Meeting;

3.

Approved the 2008 Stock Incentive Plan for Employees and Consultants, approved by the Board of Directors. The Shareholders votes cast were: For 32,552,728, Against/Withheld 340,538 and 2,016 Abstained, in favor of authorizing the 2008 Stock Incentive Plan for Employees and Consultants approved by the Board of Directors;

4.

No other business was put before the Annual Meeting.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lifequest World Corp.

Date: May 29, 2008	By:	/s/ Anthony C. Jurak
___________________
Anthony C. Jurak Chief Executive Officer